Exhibit 99.2

Joint Filer Information

Joel Ackerman
466 Lexington Avenue
New York, New York 10017
Coventry Health Care, Inc. (CVH)
May 28 and 29, 2003

1.	Name:	Rodman W. Moorhead, III (Director)
	Address:	466 Lexington Avenue
New York, New York 10017

Designated Filer:	Joel Ackerman
Issuer & Ticker Symbol:	Coventry Health Care, Inc. (CVH)
Period Covered By Form:	May 28 and 29, 2003

Joel Ackerman
466 Lexington Avenue
New York, New York 10017
Coventry Health Care, Inc. (CVH)
May 28 and 29, 2003

Director

/s/ Scott A. Arenare	5/30/03
Scott A. Arenare Attorney-in-fact for director Rodman W. Moorhead III	Date